© 2017 Hardinge Inc. 1 www.Hardinge.com May 5, 2017 First Quarter 2017 Financial Results

© 2017 Hardinge Inc. 2 www.Hardinge.com Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward- looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© 2017 Hardinge Inc. 3 www.Hardinge.com Sales ($ in millions) $109 $101 $108 $93 $96 $100 $103 $97 $91 $85 $120 $108 $110 $108 $108 2013 2014 2015 2016 Q1 2017 TTM $315 $292 $312 $289 $329 $17 $21 $25 $30 $20 $24 $22 $18 $27 $18 $27 $27 $24 $30 $27 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Quarterly Net Sales Annual Net Sales  Excluding unfavorable FX impact of $1.5 million, Q1 2017 sales were down 2.5% compared to Q1 2016  Light quarter sales were expected as a result of customer scheduling in Europe and U.S  Sales in Europe were soft due to political uncertainty driving weaker orders in 2016 Actual net sales may differ due to rounding. $68 $70 $67 $65 North America Europe Asia $87

© 2017 Hardinge Inc. 4 www.Hardinge.com $22.7 $23.6 $23.2 $28.1 $21.4 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Gross Profit & Margin Quarterly Annual  Gross profit margin was a healthy 33.1% despite light sales in quarter  Margins continue to benefit from the 2015-2016 restructuring $105.7 $100.8 $104.6 $97.5 $96.3 2013 2014 2015 2016 Q1 2017 TTM 33.5% 33.6% 34.4% 32.4% 32.1% 32.3% 33.2% 33.4% 33.3% All amounts shown pertain to continuing operations. 33.1% ($ in millions)

© 2017 Hardinge Inc. 5 www.Hardinge.com $14.9 $2.8 $7.7 $4.4 $4.0 * ($1.2) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 ($2.0) $3.7 $0.1 ($0.3) ($0.6) * * * ($0.2) $2.6 2013 2014 2015 2016 Q1 2017 TTM $9.9 $(2.1) $1.2 $0.4 Quarterly Net Income (Loss) Reported & Adjusted* Annual Net Income (Loss) Reported & Adjusted* Net Income (Loss) ($ in millions) * Adjusted Net Income (Loss) is a non-GAAP financial measure. Hardinge believes that the use of Adjusted Net Income (Loss) helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted Net Income (Loss) reconciliation and other important disclaimers. All amounts shown pertain to continuing operations. $0.7 GAAP NON-GAAP* * * * * * ($1.4) $4.2 *

© 2017 Hardinge Inc. 6 www.Hardinge.com $26.9 $14.9 $18.8 $15.7 $15.6 2013 2014 2015 2016 Q1 2017 TTM $2.0 $3.1 $2.9 $7.7 $1.9 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 EBITDA and Margin* Adjusted EBITDA & Margin* Adjusted EBITDA & Margin* * Adjusted EBITDA & Margin are non-GAAP financial measures. Hardinge believes that the use of Adjusted EBITDA & Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA & Margin reconciliation and other important disclaimers regarding Adjusted EBITDA & Margin. All amounts shown pertain to continuing operations. 8.2% 4.8% 6.0% 5.4% 5.4% 2.9% 4.4% 4.3% 8.9% 2.9% ($ in millions)

© 2017 Hardinge Inc. 7 www.Hardinge.com ($ in millions) Annual Orders $86 $105 $99 $102 $102 $95 $109 $97 $92 $96 $107 $117 $120 $117 $121 2013 2014 2015 2016 Q1 2017 TTM $331 $288 $319 Quarterly Orders $24 $26 $27 $25 $24 $17 $27 $20 $28 $21 $24 $28 $28 $37 $28 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 $81 $75  Orders were up 12% in Q1 2017 over Q1 2016, with strength in Europe and Asia:  Europe +24%, Asia +17%, North America (1)%  North America orders showed significant strength in March  Order strength globally driven by demand for grinding machines Actual orders may differ due to rounding. $316 $73 Geographic Diversity $65 $311 North America Europe Asia $90

© 2017 Hardinge Inc. 8 www.Hardinge.com ($ in millions) Backlog  Backlog increased 9% over Q4 2016 and 26% versus the prior-year period on strong order volume, especially grinding  Lead times vary by product line  Grinding: six to nine months; Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks $45 $58 $64 $57 $64 $46 $41 $43 $51 $51 $10 $11 $10 $9 $12 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Grinding Milling & Turning Workholding Parts & Accessories $127 Backlog by Product Line $101 $110 $117 $117

© 2017 Hardinge Inc. 9 www.Hardinge.com $203.6 $169.6 $161.1 $155.9 $158.2 $26.6 $16.2 $11.8 $5.9 $5.2 2013 2014 2015 2016 3/31/2017 Equity Debt $34.7 $16.3 $32.8 $28.3 $26.7 2013 2014 2015 2016 3/31/2017 Total Capitalization ($ in millions) $3.9 $3.2 $4.2 $2.5 $2.5 2013 2014 2015 2016 Q1 2017 TTM Cash & Cash Equivalents Capital Expenditures Financial Strength and Flexibility

© 2017 Hardinge Inc. 10 www.Hardinge.com 59 61 61 61 61 2013 2014 2015 2016 Q1 2017 Inventory Turns (monthly avg.) Receivable Days Outstanding (monthly avg.) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits 43% 42% 40% 42% 43% 2013 2014 2015 2016 Q1 2017 1.7 1.8 1.8 1.6 1.7 2013 2014 2015 2016 Q1 2017 Managed Working Capital* as a Percent of Sales (monthly avg.) Emphasis on Productivity and Cash  Managed working capital at 43% of sales: remains within upper quartile in industry  Machine tool industry requires higher levels of inventory to support customers needs

© 2017 Hardinge Inc. 11 www.Hardinge.com Source: Oxford Economics Spring 2017 Global Machine Tool Outlook Report $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Americas Europe Asia World M ach in e To o l C o n su m p ti o n (in U S$ b ill io n s) Oxford Economics Machine Tool Forecast Machine tool industry - $80 billion Drivers of Machine Tool Consumption:  Emerging economies - growing middle class  Obsolescence - older machines technologically outdated  Automation - shrinking supply of skilled machinists  Global competitiveness - advancing productivity Expect moderate long-term demand growth ~3% Emerging Economies Drive Demand China driving global growth

© 2017 Hardinge Inc. 12 www.Hardinge.com 2017 Outlook  Expecting moderate sales growth in 2017  Solid order activity across all product lines, particularly grinding  Order strength and backlog levels point to improved 2017 revenue  Strong aftermarket activity as leading indicator  Well positioned to benefit from building momentum in the machine tool industry  EBITDA will reflect full year of post 2015-2016 restructuring cost savings  New restructuring program to generate additional $2.0 million to $2.5 million in annualized savings upon completion  To be completed by mid-2018  Restructuring costs estimated to be $3.8 million to $4.3 million; approximately $1.6 million noncash

© 2017 Hardinge Inc. 13 www.Hardinge.com May 5, 2017 First Quarter 2017 Financial Results

© 2017 Hardinge Inc. 14 www.Hardinge.com SUPPLEMENTAL INFORMATION

Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	2013	2014	2015	2016	Q1 17 TTM
Net (loss) income	$ 9.9	$ (2.1)	$ 2.6	$ 1.2	$ 0.4
Impairment charges	6.2	5.4	-	-	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	(5.5)	(0.2)	-	-	-
Gain on purchase of business	-	(0.5)	-	-	-
Inventory adjustment	-	-	0.7	-	-
Inventory step-up charge	1.9	0.1	-	-	-
Acquisition transaction expenses	2.2	0.1	-	-	-
Restructuring expenses	-	-	3.6	0.7	1.9
Professional fees for strategic review process	-	-	0.8	1.3	0.6
Pension Settlement Loss	-	-	-	0.5	0.5
Other adjustments	0.2	-	-	0.7	0.6
Adjusted net income	14.9	2.8	7.7	4.4	4.0
Plus: Interest expense, net	1.0	0.7	0.4	0.4	0.4
Adjusted income tax expense	1.4	1.6	1.9	2.1	2.4
Adjusted operating income	17.3	5.1	10.0	6.9	6.8
Depreciation and amortization expense	9.6	9.8	8.8	8.8	8.8
Adjusted EBITDA	$ 26.9	$ 14.9	$ 18.8	$ 15.7	$ 15.6
Sales	$329.5	$311.6	$ 315.3	$ 292.0	$ 288.8
Adjusted operating margin	5.3%	1.7%	3.2%	2.4%	2.4%
Adjusted EBITDA margin	8.2%	4.8%	6.0%	5.4%	5.4%

Net Income (Loss), Operating Income, Operating Margin, EBITDA and EBITDA Margin in 2013, 2014, 2015, 2016 and Q1 2017 TTM were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.
www.Hardinge.com
15

Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
Net (loss) income	$ (1.2)	$ 0.1	$ (1.4)	$ 3.7	$ (2.0)
Restructuring expenses	0.2	0.2	0.2	0.1	1.4
Professional fees for strategic review process	0.7	0.4	0.1	0.1	-
Pension Settlement Loss	-	-	0.6	(0.1)	-
Other adjustments	0.1	-	0.2	0.4	-
Adjusted net income (loss)	(0.2)	0.7	(0.3)	4.2	(0.6)
Plus: Interest expense, net	0.1	0.1	0.1	0.1	0.1
Adjusted income tax expense (benefit)	(0.1)	0.1	0.9	1.2	0.2
Adjusted operating income (loss)	(0.2)	0.9	0.7	5.5	(0.3)
Depreciation and amortization expense	2.2	2.2	2.2	2.2	2.2
Adjusted EBITDA	$ 2.0	$ 3.1	$ 2.9	$ 7.7	$ 1.9
Sales	67.8	70.2	67.2	86.8	64.6
Adjusted operating margin	(0.3)%	1.3 %	1.0 %	6.3 %	(0.5)%
Adjusted EBITDA margin	2.9 %	4.4 %	4.3 %	8.9 %	2.9 %

Quarterly Net Income (Loss) , Operating Income (Loss) , Operating Margin, EBITDA and EBITDA Margin in all periods presented were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.
www.Hardinge.com 16

Quarterly Financial Appendix

HARDINGE

(in millions, except per share data)

	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017
Sales	$ 82.4	$ 76.8	$ 87.0	$ 67.8	$ 70.2	$ 67.2	$ 86.8	$ 64.6
Cost of sales	55.4	51.4	56.6	45.1	46.6	44.0	58.7	43.2
Gross profit	27.0	25.4	30.4	22.7	23.6	23.2	28.1	21.4
Gross profit margin	*32.8%*	*33.1%*	*34.9%*	*33.5%*	*33.6%*	*34.4%*	*32.4%*	*33.1%*
Selling, general and administrative expenses	21.1	19.9	20.7	20.5	19.7	20.0	19.3	18.0
Research & development	3.5	3.7	3.4	3.3	3.4	3.3	3.6	3.6
Restructuring charges	-	0.9	2.7	0.2	0.2	0.2	0.1	1.4
Impairment charges	-	-	-	-	-	-	-	-
Other expense (income)	-	0.2	0.4	(0.1)	-	0.3	0.1	0.2
Income (loss) from operations	2.4	0.7	3.2	(1.2)	0.3	(0.6)	5.0	(1.8)
Operating margin	*2.9 %*	*1.0 %*	*3.7 %*	*(1.8)%*	*0.4 %*	*(0.9)%*	*5.8 %*	*(2.8)%*
Interest expense, net	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Income (loss) before income taxes	2.3	0.6	3.1	(1.3)	0.2	(0.7)	4.9	(1.9)
Income tax expense (benefit)	0.7	0.9	0.4	(0.1)	0.1	0.7	1.2	0.2
Net income (loss)	$ 1.6	$ (0.3)	$ 2.7	$ (1.2)	$ 0.1	$ (1.4)	$ 3.7	$ (2.0)
Basic earnings (loss) per share:								
Earnings (loss) per share	$ 0.12	$ (0.03)	$ 0.22	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)
Diluted earnings (loss) per share:								
Earnings (loss) per share	$ 0.12	$ (0.03)	$ 0.21	$ (0.10)	$ 0.01	$ (0.11)	$ 0.29	$ (0.16)
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	12.8	12.8	12.8	12.8	12.8	12.8	12.9	12.9
Weighted avg. shares outstanding: Diluted	12.9	12.8	12.9	12.8	12.9	12.8	12.9	12.9

Actual amounts may differ due to rounding.

© 2017 Hardinge Inc.
www.Hardinge.com
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